UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [_]

Check the appropriate box:

☒  Preliminary Proxy Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

BLINK LOGIC INC.

(Name of Registrant as Specified in its Charter)

______________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

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(2) Aggregate number of securities to which transaction applies:

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(4) Proposed maximum aggregate value of securities:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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BLINK LOGIC INC.

750 Lindaro Street, Suite 350

San Rafael, CA 94901

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON *, 2009

 To our Stockholders:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (“Special Meeting”) of Blink logic Inc. (the “Company”), a Nevada corporation, will be held at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006, on *, *, 2009, at *, Eastern standard time, for the following purpose:

1.

To consider and act upon a proposal to amend the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 42,857,143 shares, par value $0.001 to 5,000,000,000 shares, par value $0.001.

The Board of Directors has fixed the close of business on * as the record date for the meeting and only holders of shares of record at that time will be entitled to notice of and to vote at the Special Meeting or any adjournment or adjournments thereof.

San Rafael, CA

Date: *, 2009

By order of the Board of Directors:

/s/Edward Munden
Chairman

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Special Meeting of Stockholders, Proxy Statement and

Annual Report are available at *

YOUR VOTE IS IMPORTANT

Holders of a majority of the outstanding voting shares of the Company must be present either in person or by proxy in order for business to be transacted at the Special Meeting. Whether or not you expect to attend the Special Meeting, your vote is important.

PLEASE VOTE BY FOLLOWING THE INSTRUCTIONS AVAILABLE AT * OR IF YOU HAVE REQUESTED A PROXY CARD BY MAIL, BY COMPLETING, SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENVELOPE PROVIDED, OR BY FOLLOWING THE INTERNET OR TELEPHONE VOTING PROCEDURES DESCRIBED ON THE PROXY CARD. A return envelope, requiring no postage if mailed in the United States, is enclosed for your convenience in replying if you have requested a proxy card by mail.

If you are a stockholder of record as of *, 2009 and plan to attend the Special Meeting, please follow the instructions at * or if you have requested a proxy card by mail, check your proxy card in the space provided. If your shares are not registered in your name please advise the stockholder of record (your broker, bank, etc.) that you wish to attend. That firm will provide you with evidence of ownership which will admit you to the meeting.

BLINK LOGIC INC.

750 Lindaro Street, Suite 350

San Rafael, CA 94901

 PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON *, 2009

This proxy is solicited by the Board of Directors of Blink Logic Inc. (the “Company”), a Nevada corporation in connection with the Special Meeting of Stockholders (“Special Meeting”) to be held at the offices of Sichenzia Ross Friedman Ference LLP, 61 Broadway, New York, New York 10006 on * *, 2009, at *, Eastern standard time, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. Unless instructed to the contrary on the proxy, it is the intention of the persons named in the proxy to vote the proxies:

1.

To consider and act upon a proposal to amend the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock from 42,857,143 shares, par value $0.001 to 5,000,000,000 shares, par value $0.001 (the “Amendment”);

The record date with respect to this solicitation is the close of business on * and only shareholders of record at that time will be entitled to vote at the Special Meeting. The principal executive office of the Company is 750 Lindaro Street, Suite 350, San Rafael, California, 94901, and its telephone number is (415) 721-0452. The shares of common stock represented by all validly executed proxies received in time to be taken to the Special Meeting and not previously revoked will be voted at the Special Meeting. This proxy may be revoked by the shareholder at any time prior to its being voted by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The Notice of Special Meeting of Stockholders, Proxy Statement and Annual Report are available at *. Copies of these materials and a proxy card will be mailed to you on request.

OUTSTANDING SHARES; QUORUM; REQUIRED VOTE

The number of outstanding shares of common stock entitled to vote at the meeting is 10,615,990.  Each share of common stock is entitled to one vote. The presence in person or by proxy at the Special Meeting of the holders of a majority of such shares shall constitute a quorum. There is no cumulative voting. Assuming the presence of a quorum at the Special Meeting:

▪

the affirmative vote of the holders of a majority of the total outstanding shares of common stock as of the record date is necessary to approve the Amendment;

Votes shall be counted by one or more persons who shall serve as the inspectors of election. The inspectors of election will canvas the shareholders present in person at the meeting, count their votes and count the votes represented by proxies presented. Abstentions and broker non-votes are counted for purposes of determining the number of shares represented at the meeting, but are deemed not to have voted on the proposal. Broker non-votes occur when a broker nominee does not vote at the meeting because it has not received instructions to so vote from the beneficial owner and does not have discretionary authority to so vote.

For purposes of determining the votes cast with respect to the matter presented for consideration at the Special Meeting, only those votes cast ’for’ or ’against’ are included. However, if a proxy is signed but no specification is given, the shares will be voted ’FOR’ Proposal 1 (to approve the Amendment).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of August 7, 2009.  The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name and Address of Beneficial Owner	Common stock beneficially owned (1)		Percentage of common stock
Edward Munden 30 Metcalfe Street, Suite 620 Ottawa, Ontario, K1P 5L4	547,488	(2,4)	5.16%

David Morris 60 Mono Way Mill Valley, CA 94941	1,000,001	(2,3,6)	9.42%

Larry Bruce 75 Stinson Avenue Nepean, Ontario, K2H 6N6	555,188	(3,5)	4.99%

Salzwedel Financial Communications, Inc. 1800 SW Blankenship Road, Suite 275 West Linn, OR 97068	561,000		5.28%

Enable Capital Management, LLC One Ferry Building, Suite 255 San Francisco, CA 94111	998,707	(7)	9.41%

All Directors and Executive Officers as a Group (3 persons)	2,102,677		18.93%

(1)

Applicable percentage ownership is based on 10,615,990 shares of common stock outstanding as of August 7, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of August 7, 2009 for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of August 7, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Director.
(3)	Executive Officer.
(4)

Includes 13,472 shares of common stock held by spouse and 534,016 shares of common stock held by Nexxt Capital Corp., a corporation controlled by Mr. Munden.  Nexxt Capital Corp. also holds 5,433,658 warrants to purchase common stock with exercise prices ranging from $0.055 to $2.10 per share and expiry dates up to December 31, 2013.

(5)

Includes 30,802 shares of common stock, 555,188 warrants to purchase common stock and 34,286 shares of common stock held by family members.   In addition, Mr. Bruce holds 2,720,969 warrants.  The warrants held by Mr. Bruce have exercise prices ranging from $0.055 to $1.05 and expiry dates up to December 31, 2013.

(6)

Includes 72,144 shares of common stock held personally and 927,857 shares of common stock held by David Morris Revocable Trust.  In addition, Mr. Morris also holds 142,859 warrants and David Morris Revocable Trust holds 4,011,928 warrants.  The warrants have exercise prices ranging from $0.055 per share to $0.70 per share and expiry dates up to December 31, 2013.

(7)

Mitchell S. Levine is managing member and majority owner of Enable Capital Management, LLC (“Enable”).  Enable is the general partner of Enable Growth Partners LP (holds 998,707 shares of common stock of the Company).

PROPOSAL 1

TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE COMPANY FROM 42,857,143 SHARES TO 5,000,000,000 SHARES

The Company proposes to authorize the Company’s Board of Directors to increase the authorized common stock of the Company by an amendment to the Company’s Articles of Incorporation. The approval of the Amendment will increase the Company’s authorized shares of common stock to 5,000,000,000. The Company currently has authorized common stock of 42,857,143 shares and 10,615,990 shares of common stock are issued and outstanding as of the Record Date. The creation of additional shares of authorized common stock will not alter the current number of issued shares. The relative rights and limitations of the shares of common stock will remain unchanged under this amendment.

The terms of the additional shares of common stock will be identical to those of the currently outstanding shares of common stock. However, because holders of common stock do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, the issuance of additional shares of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of the existing shareholders in the total outstanding shares of common stock.

As of the Record Date, a total of 42,857,143 shares of the Company's currently authorized and 10,615,990 shares of common stock are issued and outstanding. The increase in the number of authorized but unissued shares of common stock would enable the Company, without further shareholder approval, to issue shares to holders of the October Debenture and the October Warrant (as such terms are defined below) upon the conversion of their respective notes and/or exercise of their respective warrants.  In addition, it would enable the Company to issue shares without further shareholder approval from time to time, as may be required, for other proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.

The proposed increase in the authorized number of shares of common stock could have a number of effects on the Company's shareholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. The increase could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult. For example, additional shares could be issued by the Company so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company. Similarly, the issuance of additional shares to certain persons allied with the Company's management could have the effect of making it more difficult to remove the Company's current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. Except as further discussed herein, the Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

Except as described below, there are currently no plans, arrangements, commitments or understandings for the issuance of the additional shares of common stock which are proposed to be authorized:

October 2008 Private Placement

To obtain funding for its ongoing operations, the Company entered into a securities purchase agreement (the “Purchase Agreement”), pursuant to which it issued and sold a $1,666,500 original issue discount senior secured debenture due October 31, 2010 (the “October Debenture”) to an accredited investor (the “Purchaser”) in a private placement.  After deducting the expenses of the private placement, the Company received net proceeds of approximately $1,457,500.    The proceeds from the private placement were to be used for working capital purposes.  As of August 7, 2009, all of the proceeds have been used for such purposes.  Pursuant to the Purchase Agreement, the Purchaser also received a warrant to purchase up to 6,249,375 shares of the Company’s common stock (the “October Warrant”).

Pursuant to the Purchase Agreement, the Company agreed to hold a special meeting of shareholders or obtain a written consent of shareholders holding in excess of a majority of the Company’s issued and outstanding shares of common stock for the purpose of obtaining shareholder approval of the filing of an amendment to the Company’s Articles of Incorporation that increases the number of authorized shares of common stock of the Company from 42,857,143 to 500,000,000 (the “Authorized Share Approval”) within 120 days following the closing date.  In the event that the Company did not obtain the Authorized Share Approval at the first meeting, it was required to call a meeting every 30 days to seek the Authorized Share Approval until the Authorized Share Approval was obtained or the October Debenture or the October Warrant were no longer outstanding.   In addition, as of the closing date of the October 2008 Private Placement, the Company was required to obtain agreements from shareholders holding an aggregate of at least 40% of its issued and outstanding common stock to vote in favor of the Authorized Share Approval.  As of the closing, the Company obtained agreements from shareholders holding an aggregate of 46.3% of its common stock to vote in favor of the Authorized Share Approval.

In addition, pursuant to the Purchase Agreement, the Company executed a security agreement pursuant to which it granted a security interest and lien on all of its assets (the “Security Agreement”). Pursuant to the Security Agreement, the lien will terminate when the debenture and all amounts due in connection with the October Debenture are satisfied and all other obligations have been paid, discharged or satisfied in full. The Company’s wholly-owed subsidiary, Blink Logic Corp., also entered into a guarantee agreement pursuant to which it guaranteed the obligations of the Company pursuant to the Purchase Agreement and the documents entered into in connection therewith.  In addition, as a condition to completing the October 2008 Private Placement, certain previous investors of the Company (the “Prior Purchasers”) entered into an agreement with the Company (the “Waiver and Consent Agreement”), pursuant to which the Prior Purchasers consented to the October 2008 Private Placement and agreed to waive certain rights, including but not limited to: their right to participate in future financings. As an additional condition to completing the October 2008 Private Placement, certain existing creditors of the Company (the “Existing Creditors”) entered into an agreement with the Company (the “Intercreditor Agreement”), pursuant to which the Existing Creditors agreed, among other things, that the amounts owed under the October Debenture shall rank senior to amounts owed to the Existing Creditors and any sums currently owing to the Existing Creditors shall rank pari passu with each other.

On April 13, 2009, the Purchaser agreed to amend the Purchase Agreement so that the Company was required to obtain the Authorized Share Approval on or before August 31, 2009.

In connection with the June 2009 Private Placement (as described below), on June 23, 2009, the Purchaser waived any default or breach that may have resulted by way of the Company’s failure to receive the Authorized Share Approval as required by the Purchase Agreement.  On that date, the Company, the Purchaser and other debt holders of the Company agreed that the Company shall proceed to obtain the Authorized Share Approval no later than thirty (30) days following June 23, 2009.

Subsequent to the June 2009 Private Placement, the Board of Directors of the Company determined that it was in the best interest of the Company to amend the Company’s Articles of Incorporation to increase the number of authorized shares of common stock of the Company from 42,857,143 to 5,000,000,000 (rather than to 500,000,000 as required by the Purchase Agreement) to provide sufficient authorized shares of common stock for issuance pursuant to the October 2008 Private Placement, the March 2009 Private Placement, the April 2009 Private Placement, the June 2009 Private Placement and for future business or financial purposes.  Authorized but unissued shares of common stock may be used by the Company for any purpose permitted under Nevada law, including but not limited to, paying stock dividends to stockholders, raising capital, providing equity incentives to employees, officers and directors, and entering into transactions that the Board believes provide the potential for growth and profit. Furthermore, the Company may utilize its common stock to make future acquisitions. Although the Company has no present obligation to issue additional shares of common stock (except pursuant to employee benefit plans or outstanding derivative securities as described herein), the Company may, in the future, issue common stock in connection with the activities described above or otherwise.

The following table (“Table”) illustrates the minimum and maximum fully diluted number of shares of common stock of the Company based on certain assumptions which have been summarized below.

Item	Minimum (000’s of shares of common stock)	Maximum (000’s of shares of common stock)
Issued and outstanding at August 7, 2009	10,616	10,616
Conversion of convertible debt outstanding at August 7, 2009 (i)	200,000	1,100,000
Exercise of common stock purchase warrants outstanding at August 7, 2009 (ii)	24,000	80,000
Equity incentives pursuant to stock option plans (iii)	5,214	150,000
Financing for future operations (iv)	30,000	800,000
Total	269,830	2,140,616
Number of remaining authorized but unissued shares of common stock	4,730,170	2,859,384

Assumptions:

(i)

Includes shares of common stock of the Company issuable on conversion of convertible debentures and promissory notes related to the October 2008 Private Placement, March 2009 Private Placement, April 2009 Private Placement and the June 2009 Private Placement.  In addition, includes shares of common stock issuable on conversion of convertible debentures issued in September 2007, June 2008, July 2008 and August 2008.  The minimum is based on an effective conversion price of $0.10 per share and the maximum is based on an effective conversion price of $0.01 per share.

(ii)

Includes shares of common stock of the Company issuable on exercise of common stock purchase warrants.  The minimum is based on an effective exercise price of $0.055335 for common stock purchase warrants that include a variable exercise price and the maximum is based on an effective exercise price of $0.01 for common stock purchase warrants that include a variable exercise price.

(iii)

The minimum is based on the number of shares of common stock that can be issued under share option plans currently approved by the Board of Directors of the Company.  The maximum is based on 7% of the fully diluted shareholdings of the Company after giving effect to the maximum number of shares of common stock of the Company that may be issuable under assumptions (i), (ii) and (iv).

(iv)

Based on equity financing ranging from $3,000,000 to $8,000,000.

(v)

The Company does not anticipate issuing any shares of common stock of the Company for stock dividends or for acquisition purposes.

(vi)

The Table presented above may contain forward-looking statements. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Readers should not place undue reliance on any such forward-looking statements. The Company disclaims any obligation to update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

The Original Issue Discount Senior Secured Debenture

The October Debenture is due on October 31, 2010.  The initial conversion price (the “Conversion Price”) of the Debenture was $0.20 per share. If the Company issues common stock at a price that is less than the effective conversion price, or common stock equivalents with an exercise or conversion price less than the then effective conversion price, the conversion price will be reduced to such price.  The April 2009 Private Placement had the effect of reducing the conversion price to $0.15 per share.  Pursuant to the June 2009 Private Placement, the conversion price was amended to be the lesser of $0.145 per share or 85% of VWAP for twenty (20) prior trading days.  The effective conversion price on June 23, 2009, the closing date of the June 2009 Private Placement, was $0.055335 per share.

The October Debenture contains certain covenants by the Company, including that it will not:

•

incur any new indebtedness other than lease obligations or purchase money indebtedness of up to $100,000 and up to $2,500,000 of additional non-equity linked indebtedness

•

incur any liens other than liens for taxes and other governmental charges liens incurred, liens incurred in the ordinary course of business or liens associated with permitted indebtedness ;

•

other than the amendment proposed hereby, the Company shall not amend its charter documents in any manner that materially and adversely affects rights of the holder;

•

repay, repurchase or offer to repay or repurchase more than a de minimis number of shares of its common stock;

•

repay, repurchase or offer to repay or repurchase any indebtedness other than regularly scheduled principal and interest payments; and

•

not pay cash dividends.

Events of Default under the October Debenture include but are not limited to the following:

•

if the Company does not pay the principal amount due on the October Debenture or any liquidated damages and any other amounts owing on the October Debenture when they are due;

•

if the Company fails to observe or perform any covenant under the October Debenture;

•

if the Company or a significant subsidiary files for bankruptcy;

•

if the Company is a party to a change of control transaction or if it disposes of in excess of 33% of its assets;

•

if the Company’s common stock is not eligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within five trading days; and

•

if any monetary judgment is entered against the Company in excess of $250,000;

If an event of default occurs, the outstanding principal amount of the October Debenture, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount (as defined below).  Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the October Debenture, the interest rate on shall accrue at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Mandatory Default Amount is the sum of (i) the greater of (A) 130% of the outstanding principal amount of the October Debenture, or (B) the outstanding principal amount of the October Debenture divided by the conversion price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an event of default) or otherwise due or (b) paid in full, whichever has a lower conversion price, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the Debenture.

October Warrant

The October Warrant initially had an exercise price of $0.20 per share and expires on October 31, 2013.  The Purchaser may, following the then-applicable holding period required by Rule 144, exercise the October Warrant on a cashless basis if the shares of common stock underlying the October Warrant are not then registered pursuant to an effective registration statement.  In the event the Purchaser exercises the October Warrant on a cashless basis, then the Company will not receive any proceeds.  In addition, if the Company issues common stock at a price that is less than the effective exercise price, or common stock equivalents with an exercise or conversion price less than the then effective exercise price, the exercise price will be reduced to such price.

As consideration for an agreement by the Purchaser to waive certain anti-dilution provisions on the October Debenture and the October Warrant that would have had the effect of reducing the conversion price on the October Debenture from $0.20 per share to $0.19 per share and the exercise price on the October Warrant from $0.20 to $0.19 per share as a result of the March 2009 Private Placement, the Company agreed to exchange the October Warrant, from time to time, for a total of 6,249,375 shares of common stock of the Company.

The Purchaser has agreed to restrict their ability to convert the October Debenture or exercise the October Warrant, such that the number of shares of the Company’s common stock beneficially owned by them after such conversion or exercised does not exceed 4.99% (the “Beneficial Ownership Limitation”).  The holders, upon 61 days written notice to the Company, may increase the Beneficial Ownership Limitation provided that it does not exceed 9.99% of the Company’s common stock.  Effective June 11, 2009, the Purchaser increased its Beneficial Ownership Limitation to 9.99%.

March 2009 Private Placement

On March 23, 2009, the Company issued and sold $560,000 of its 10% Secured Promissory Notes (the “March Notes”) for cash proceeds of $560,000 to accredited investors (the “March Purchasers”) in a private placement.

The March Notes were originally due on June 30, 2009.  Pursuant to the June 2009 Amendment Agreement (as described below), the maturity date of the March Notes was extended to October 31, 2010.  The initial conversion price of the March Notes was $0.19 per share.  Pursuant to the June 2009 Amendment Agreement, the conversion price was amended to be the lesser of $0.145 per share or 85% of VWAP for twenty (20) prior trading days.  The effective conversion price on June 23, 2009, the closing date of the June 2009 Private Placement, was $0.055335 per share.  The March Notes were to initially bear interest at the rate of 10% per annum payable on October 31, 2010 unless the interest was due on an earlier date in accordance with the terms of the March Notes.  Pursuant to the June 2009 Amendment Agreement,  interest shall be payable on the outstanding March Notes at the rate of (i) 0% per annum from June 23, 2009 until December 31, 2009 and (ii) 10% per annum, payable quarterly from January 1, 2010 until the Maturity Date.

The March Notes are a further advance under the terms of the Security Agreement and are secured by the security interest granted under the Security Agreement.

Events of default under the March Notes include but are not limited to the following:

•

if the Company does not pay the principal amount or interest due on the March Notes;

•

if the Company or any of its subsidiaries fails to observe or perform any obligation or breaches any term or provision under the March Notes;

•

if the Company or any of its subsidiaries defaults on any of its obligations under any other indebtedness owing to the March Purchasers or other parties;

•

if the Company or a significant subsidiary files for bankruptcy; or

•

if the Company is a party to a change of control transaction or if it disposes of in excess of 33% of its assets.

If an event of default occurs, the outstanding principal amount of the March Notes, plus interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.  Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the March Notes, the interest rate on the March Notes shall accrue at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

As consideration for an agreement by the March Purchasers to waive certain anti-dilution provisions on $7,403,000 of debentures and 10,346,876 warrants previously issued to the March Purchasers that would have had the effect of reducing the conversion price on the $7,403,000 of debentures from $0.20 per share to $0.19 per share and the exercise price on the 10,346,876 warrants from $0.20 to $0.19 per share, the Company agreed to exchange all of the warrants, from time to time, for a total of 10,346,876 shares of common stock of the Company.  On June 22, 2009, 2,114,000 of the warrants were exchanged for 2,114,000 shares of common stock of the Company.

Letter Agreements dated March 24, 2009

On August 21, 2008, the Company issued and sold debentures having a total principal amount of $522,200 (the “August Debentures”) to accredited investors (the “August Holders”) in a private placement.  The initial conversion price on the August Debentures was $1.96.  The conversion price was reduced to $0.20 per share on October 31, 2008 and $0.15 per share on April 29, 2009.  Pursuant to the June 2009 Amendment Agreement, the conversion price was amended to be the lesser of $0.145 per share or 85% of VWAP for twenty (20) prior trading days.  The effective conversion price on June 23, 2009, the closing date of the June 2009 Private Placement, was $0.055335 per share.  The August Debentures were originally due on August 20, 2010.  Pursuant to the June 2009 Amendment Agreement, the maturity date of the August Debentures was extended to October 31, 2010.  In addition, the August Holders also received warrants on August 21, 2008 to purchase 372,999 shares of the Company’s common stock (the “August Warrants”).

Pursuant to Letter Agreements dated March 24, 2009, by and between the Company and the August Holders, the definition of monthly redemption amount (“Monthly Redemption Amount”) in the August Debentures was revised for each August Holder.  In addition, the definition of monthly redemption date (“Monthly Redemption Date”) in the August Debentures was amended and restated as follows: “Monthly Redemption Date” means October 19, 2009, and the 19th calendar day of each month thereafter, and terminating upon the full redemption of this Debenture.”  Pursuant to the June 2009 Amendment Agreement, no principal payments are due on the August Debentures until the maturity date on October 31, 2010.

As consideration for the amendment to the Monthly Redemption Amount and the Monthly Redemption Date described above and an agreement by the August Holders to waive certain anti-dilution provisions in the August Debentures and the August Warrants as a result of the issuance of the March Notes that would have had the effect of reducing the conversion price on the August Debentures from $0.20 per share to $0.19 per share and the exercise price on the August Warrants from $0.20 to $0.19 per share, the Company agreed to exchange all of the August Warrants, from time to time, for a total of 372,999 shares of common stock of the Company.  Subsequent to March 24, 2009, the August Holders exchanged the 372,999 August Warrants for 372,999 shares of common stock of the Company.

April 2009 Private Placement

On April 29, 2009, the Company issued and sold $400,000 of its 10% Secured Promissory Notes due June 30, 2009 (the “April Notes”) for cash proceeds of $400,000 to accredited investors (the “April Purchasers”) in a private placement.

The April Notes were originally due on June 30, 2009.  Pursuant to the June 2009 Amendment Agreement, the maturity date of the April Notes was extended to October 31, 2010. The initial conversion price of the April Notes was $0.15 per share.  Pursuant to the June 2009 Amendment Agreement, the conversion price was amended to be the lesser of $0.145 per share or 85% of VWAP for twenty (20) prior trading days.  The effective conversion price on June 23, 2009, the closing date of the June 2009 Private Placement, was $0.055335 per share.  The April Notes were to initially bear interest at the rate of 10% per annum payable on June 30, 2009 unless the interest was due on an earlier date in accordance with the terms of the April Notes.  Pursuant to the June 2009 Amendment Agreement, interest shall be payable on the outstanding March Notes at the rate of (i) 0% per annum from June 23, 2009 until December 31, 2009 and (ii) 10% per annum, payable quarterly from January 1, 2010 until the Maturity Date.

The April Notes are a further advance under the terms of the Security Agreement and are secured by the security interest granted under the Security Agreement.

Events of default under the April Notes include but are not limited to the following:

•

if the Company does not pay the principal amount or interest due on the April Notes;

•

if the Company or any of its subsidiaries fails to observe or perform any obligation or breaches any term or provision under the April Notes;

•

if the Company or any of its subsidiaries defaults on any of its obligations under any other indebtedness owing to the April Purchasers or other parties;

•

if the Company or a significant subsidiary files for bankruptcy; or

•

if the Company is a party to a change of control transaction or if it disposes of in excess of 33% of its assets.

If an event of default occurs, the outstanding principal amount of the April Notes, plus interest and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash.  Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the April Notes, the interest rate on the April Notes shall accrue at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

June 2009 Private Placement

On June 23, 2009 (the “Closing Date”), the Company issued and sold convertible debentures (“June 2009 Debentures”) having an aggregate principal amount of $575,000 to accredited investors (“June Purchasers”) in a private placement pursuant to a Debenture Purchase Agreement (the “Debenture Purchase Agreement”).  The aggregate amount of proceeds received from the sale of the June 2009 Debentures was $500,000.  The rights and obligations of the purchasers of the June 2009 Debentures and the shares of the Company’s common stock issuable under the June 2009 Debentures is identical to the October Debenture and underlying shares issuable pursuant to the Purchase Agreement.   The obligations of the Company

under the Debenture Purchase Agreement are subject to the security interest granted by the Company and its subsidiaries pursuant to the Security Agreement and a Subsidiary Guarantee, dated October 31, 2008, by and among the Company, its subsidiaries and the secured parties thereto.

The June 2009 Debenture is an original issue discount secured convertible debenture and does not bear interest.  It is due on October 31, 2010.

The conversion price in effect on any conversion date is equal to the lessor of $0.145 (subject to adjustment) and 85% of the lowest VWAP during the 20 Trading Days immediately prior to the applicable conversion date (subject to adjustment).

The June 2009 Debentures contain certain covenants by the Company, including that:

•

other than certain permitted liens, the Company shall not and not permit its subsidiaries to enter into or incur any liens and shall not permit any subsidiary to incur indebtedness other than certain permitted indebtedness and certain permitted liens;

•

the Company shall not amend its charter documents in any manner that materially and adversely affects rights of the holder; and

•

the Company shall not pay cash dividends.

Events of Default under the June 2009 Debentures include but are not limited to the following:

•

If the Company does not pay the principal amount due on the June 2009 Debentures or any other debentures issued by the Company or any liquidated damages and any other amounts owing to the holder on the June 2009 Debentures or any other debentures issued by the Company when they are due; and

•

If the Company fails to perform any covenant.

If an Event of Default occurs, the outstanding principal amount of the June 2009 Debentures, plus liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash at the Mandatory Default Amount (as subsequently defined).  Commencing five days after the occurrence of any event of default that results in the eventual acceleration of the June 2009 Debentures, the interest rate on the June 2009 Debentures shall accrue at a rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law.

The Mandatory Default Amount is the sum of (i) the greater of (A) 130% of the outstanding principal amount of the June 2009 Debentures, or (B) the outstanding principal amount of the June 2009 Debentures divided by the conversion price on the date the Mandatory Default Amount is either (a) demanded (if demand or notice is required to create an Event of Default) or otherwise due or (b) paid in full, whichever has a lower conversion price, multiplied by the VWAP (as defined in the June 2009 Debentures) on the date the Mandatory Default Amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of the June 2009 Debentures.

June 2009 Amendment Agreement

On June 23, 2009, the Company, the Purchaser, Prior Purchasers, March Purchasers and April Purchasers (collectively “Debt Holders”) entered into an Amendment Agreement (the “Amendment”).  Pursuant to the Amendment, the Debt Holders waived any defaults or breaches that may have resulted because the Company has not yet received Authorized Share Approval.   The Company also agreed to seek shareholder approval to amend its certificate of incorporation to increase the number of shares it is authorized to issue by July 23, 2009.  Pursuant to the Amendment, the Company agreed to issue to each Debt Holder in exchange for each Debt Holder’s debenture, an amended and restated debenture (“Amended and Restated Debentures”) with a principal amount equal to the principal amount of such Debt Holders current debenture multiplied by 1.15.  Pursuant to the Amendment, the Maturity Date of each of the Amended and Restated Debentures was extended until October 31, 2010.  Additionally, interest shall be payable on the outstanding March Notes and April Notes, as amended by the Amendment, at the rate of (i) 0% per annum from the date hereof until December 31, 2009 and (ii) 10% per annum, payable quarterly from January 1, 2010 until the Maturity Date.

Pursuant to the Amendment, the conversion price of the Amended and Restated Debentures was amended (including the March Notes and April Notes) so that the conversion price in effect on any conversion date was the lesser of $0.145 per share and 85% of the lowest VWAP during the 20 trading days immediately prior to the applicable conversion date.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE PROPOSAL TO AUTHORIZE THE FILING OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF THE COMPANY FROM 42,857,143 SHARES TO 5,000,000,000 SHARES

COMMUNICATING WITH OUR DIRECTORS

Any shareholder wishing to send written communications to the Company’s Board of Directors may do so by sending them in care of the Corporate Secretary, at the Company’s principal executive offices.  All such communications will be forwarded to the intended recipients.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Securities and Exchange Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the internet can be found below.

The following proxy materials are available at http://*

•	the Company’s 2009 Proxy Statement;
•	the Proxy Card; and,
•	the Company’s 10-K for the year ended December 31, 2008 (which is not deemed to be part of the official proxy soliciting materials).

EXPENSES

All expenses in connection with solicitation of proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies by personal interview and telephone, telegraph, mail, or facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

By Order of the Board of Directors,

San Rafael, California
*, 2009
/s/ Edward Munden
Director and Chairman

Appendix A Amendment

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(775) 684 5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 After Issuance of Stock)

1.

 Name of Corporation:

Blink Logic Inc.

2.

The articles have been amended as follows: (provide article numbers, if available)

Article IV is hereby deleted in its entirety and replaced with the following:

The total number of shares of Common Stock that the corporation will have the authority to issue is five billion (5,000,000,000).  The shares shall have par value of $.001 per share.  All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

The total number of shares of Preferred Stock that the corporation will have the authority to issue is ten million (10,000,000) shares.  The Preferred Stock will have no stated value and par value of $.001 per share.  The Preferred Stock shall be entitled to preference over the Common Stock with respect to the distribution of assets of the corporation in the event of liquidation, dissolution, or winding-up of the corporation, whether voluntary or involuntary, or in the event of any other dissolution of assets of the corporation among its stockholders for the purposes of winding-up its affairs.  The authorized but unissued shares of Preferred Stock may be divided into and issued in designated series form time to time by one or more resolutions adopted by the Board of Directors.  The Directors is their sole discretion shall have the power to determine the relative powers, preferences and rights of each series of Preferred Stock.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

The amendment has been approved by stockholders holding an aggregate of *.*% of the corporation’s Common Stock.

4.

Effective date of filing: (optional)

September __, 2009

5.

Signature: (required)

X______________________________

Signature of Officer

Appendix B Form of Proxy Card

Please date, sign and mail your
proxy card back as soon as possible!

Special Meeting of Stockholders
BLINK LOGIC INC.
______, 2009

Please detach and mail in the envelope provided.

☒

Please mark votes as in this example.

1.

To consider and approve an amendment to the Articles of Incorporation of the Company to effect an increase the number of authorized shares of common stock of the Company from 42,857,143 to 5,000,000,000.

	FOR the amendment to the Articles of Incorporation ☐	WITHHOLD AUTHORITY to vote in favor of the amendment to the Articles of Incorporation ☐

         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

         Check here if the Securities and Exchange Commission's "householding" rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule.  ☐

         PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

Signature:	Date:

Signature:	Date:

NOTE:

Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, guardians, attorneys and corporate officers should add their titles.